As filed with the Securities and Exchange Commission on July 8, 2009

Registration No. 333-160358

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SENECA FOODS CORPORATION

(Exact name of registrant as specified in its charter)

New York	16-0733425
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3736 South Main Street

Marion, New York 14505

(315) 926-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KRAIG H. KAYSER

President and Chief Executive Officer

3736 South Main Street

Marion, New York 14505

(315) 926-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

MICHAEL C. DONLON, Esq.

Jaeckle Fleischmann & Mugel, LLP

Twelve Fountain Plaza, Suite 800

Buffalo, New York 14202

(716) 856-0600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement until such time that all of the shares registered hereunder have been sold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Class A Common Stock	4,256,332	$29.45	$125,348,977	$6,994(2)

(1)	The Class A common stock was valued pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices for the Class A common stock as reported on the NASDAQ Global Market on June 24, 2009.
(2)	Previously paid by the Registrant in connection with the original filing of this Registration Statement June 30, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 8, 2009

PROSPECTUS

SENECA FOODS CORPORATION

Class A Common Stock

This prospectus relates to the public resale from time to time of up to 4,256,332 shares of our Class A Common Stock, par value $0.25 per share, which we refer to in this prospectus as our Class A common stock, by selling shareholders identified under “Selling Shareholders” and in the relevant prospectus supplement. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Class A common stock by the selling shareholders. Our Class A common stock is listed on the NASDAQ Global Market under the symbol “SENEA.” On July 7, 2009, the last reported sale price of our Class A common stock on the NASDAQ Global Market was $31.26 per share.

The selling shareholders may sell the Class A common stock being offered by this prospectus from time to time on terms to be determined through any of the means described in this prospectus under “Plan of Distribution.” We will not be paying any discounts or commissions in any offering pursuant to this prospectus.

Investment in our Class A common stock involves risk. You should consider the risk factors on page 2 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”) and incorporated by reference herein and in any applicable prospectus supplement or free-writing prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July     , 2009.

You should rely only on the information contained in or incorporated by reference into this prospectus and any related prospectus supplement or free-writing prospectus. We have not, and the selling shareholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any related prospectus supplement or free-writing prospectus and the documents incorporated by reference herein or therein is accurate only as of its respective date or dates or on the date or dates which are specified in these documents regardless of the time of delivery or any sale of the Class A common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

In connection with any sale of Class A common stock, the selling shareholder will provide a prospectus supplement, free-writing prospectus or other offering material containing specific information about the offering. The prospectus supplement, free-writing prospectus or other offering material may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus, any prospectus supplement and/or other offering material carefully before you invest.

This prospectus and the documents incorporated by reference herein contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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ABOUT SENECA FOODS CORPORATION

We are a leading low cost producer and distributor of high quality processed fruits and vegetables. Our product offerings include canned, frozen and bottled produce and snack chips and our products are sold under private labels, as well as national and regional brands that we own or license, including Seneca, Libby’s, Aunt Nellie’s Farm Kitchen, Stokely’s, Read and Diamond A. We pack Green Giant, Le Sueur and other brands of canned vegetables, as well as select Green Giant frozen vegetables, under our long-term Alliance Agreement with General Mills Operations, LLC, which we sometimes refer to in this prospectus as GMOL, a successor to The Pillsbury Company LLC and a subsidiary of General Mills, Inc.

Seneca Foods Corporation was founded in 1949 and, during our 60 years of operation, we have made over 50 strategic acquisitions including the purchase of the long-term license for the Libby’s brand in 1983, the purchase of General Mills’ Green Giant processing assets in 1995 and the acquisition of Chiquita Processed Foods in 2003. We believe that these acquisitions have enhanced our leadership position in the private label and foodservice canned vegetable markets in the United States and significantly increased our ability to sell our products internationally. In August 2006, we acquired Signature Fruit Company, LLC, a leading producer of canned fruits located in Modesto, California. This acquisition allowed us to broaden our product offerings, to become a leading producer and distributor of canned fruit and to achieve cost advantages through the realization of distribution and other synergies with our canned vegetable business.

As of March 31, 2009, we owned 20 processing plants strategically located throughout the United States, two can manufacturing plants, two seed processing operations, a small farming operation and a small truck fleet. We also maintain warehouses that are generally located adjacent to our processing plants. Our principal executive office is located at 3736 South Main Street, Marion, New York and our telephone number is (315) 926-8100. We also maintain a web site at www.senecafoods.com. The information found on, or otherwise accessible through, our web site is not incorporated into, and does not form a part of, this prospectus.

RISK FACTORS

Investing in our Class A common stock involves risks. You should carefully consider the risk factors and other information in our most recent Annual Report on Form 10-K incorporated by reference herein and the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K subsequently filed and incorporated by reference herein, as well as any risk factors and information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or free-writing prospectus before acquiring any shares of our Class A common stock.

FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement or free-writing prospectus, the documents incorporated by reference herein or therein and other written reports and oral statements made from time to time by us may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements with respect to our financial condition, results of operations and business and on the possible impact of this offering on our financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions as they relate to us or our management, are intended to identify forward-looking statements.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.

Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;

•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;

•	transportation costs;

•	climate and weather affecting growing conditions and crop yields;

•	leverage and ability to service and reduce our debt;

•	foreign currency exchange and interest rate fluctuations;

•	effectiveness of marketing and trade promotion programs;

•	changing consumer preferences;

•	competition;

•	product liability claims;

•	the loss of significant customers or a substantial reduction in orders from these customers;

•	changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental and health and safety regulations; and

•	other risks detailed from time to time in the reports filed with the Securities and Exchange Commission, or the SEC, by us.

Except for ongoing obligations to disclose material information as required by the federal securities laws, we do not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Class A common stock by the selling shareholders. All proceeds from the sale of such securities will be received by the selling shareholders.

DESCRIPTION OF CAPITAL STOCK

The following table sets forth the classes of our capital stock authorized and outstanding as of May 31, 2009:

Title of Class or Series	Number of Shares Authorized	Number of Shares Outstanding
Common Stocks:
Class A Common Stock, $0.25 par value per share	20,000,000	4,820,080
Class B Common Stock, $0.25 par value per share	10,000,000	2,760,903

Preferred Stocks:
Six Percent (6%) Voting Cumulative Preferred Stock, $0.25 par value per share	200,000	200,000
Preferred Stock Without Par Value	30,000	0
Ten Percent (10%) Cumulative Convertible Voting Preferred Stock-Series A, $0.25 stated value per share	1,000,000	407,240
Ten Percent (10%) Cumulative Convertible Voting Preferred Stock-Series B, $0.25 stated value per share	400,000	400,000
Convertible Participating Preferred Stock	4,166,667	2,982,094
Convertible Preferred Stock Series 2003	967,742	552,976
Convertible Participating Preferred Stock, Series 2006	1,025,220	1,025,220

Description of Class A Common Stock and Class B Common Stock

Voting. Under our Restated Certificate of Incorporation, as amended ( the “Charter”), the holders of Class A common stock and Class B common stock have the right to vote for the election of all directors and on all other matters submitted to our shareholders. Subject to the Class A special rights discussed in detail below, each share of Class B common stock is entitled to one full vote on all matters on which shareholders currently are entitled to vote, including the election of directors. Each holder of Class A common stock is entitled to one-twentieth (1/20) of one vote per share on all matters on which shareholders are entitled to vote, including the election of directors. Cumulative voting is not authorized for the holders of common stock.

The holders of Class A common stock are entitled to vote as a separate class on any proposal to amend the Charter to increase the authorized number of shares of Class B common stock, unless the increased authorization does not exceed the number of shares of Class B common stock which must be issued in a proposed stock dividend with respect to Class B common stock and an equivalent stock dividend of Class A common stock will be effected concurrently with respect to Class A common stock.

In addition, Section 804 of the New York Business Corporation Law confers upon the holders of Class A common stock the right to vote as a class on any amendment to our Charter which would (i) exclude or limit the shareholders’ right to vote on any matter, except as such rights may be limited by voting rights given to new shares then being authorized; (ii) change Class A common stock by (a) reducing the par value, (b) changing the shares into a different number of the same class or into a different or same number of shares of a different class, or (c) fixing, changing or abolishing the designation of Class A common stock or any series thereof or any of the relative rights, preferences, and limitations of the shares; or (iii) subordinate their rights by authorizing shares having preferences which would be in any respect superior to their rights. Other provisions of the New York Business Corporation Law would entitle holders of Class A common stock to vote as a separate class for approval of any plan of merger, consolidation or exchange which would effect any change in Class A common stock described in the preceding sentence.

On proposals on which holders of Class A common stock are entitled to vote as a separate class, the proposal must be approved by a majority of the votes of all outstanding shares of Class A common stock. Consequently, holders of Class A common stock, by withholding such approval, can defeat a proposal notwithstanding that holders of a majority of Class B common stock vote in favor of the proposal.

Dividends and Other Distributions. Each share of Class A common stock and Class B common stock is equal in respect to dividends and other distributions in cash, stock or property except that (i) if declared, a dividend or distribution in our shares on Class A common stock will be paid only in Class A common stock, and (ii) if declared, a dividend or distribution in our shares on Class B common stock will be paid only in Class B common stock. The number of shares so paid as a dividend or distribution on each share of Class A common stock and Class B common stock shall be equal, although the class of the shares so paid shall differ depending upon whether the recipient of the dividend is a holder of Class A common stock or Class B common stock.

Mergers and Consolidations. In the event of our merger, consolidation, or combination with another entity (whether or not we are the surviving entity) or in the event of our dissolution, the holders of Class A common stock will be entitled to receive the same per share consideration as the per share consideration, if any, received by holders of Class B common stock in that transaction. However, any shares of common stock that holders of Class A common stock become entitled to receive in the transaction may have terms substantially similar to the Class A common stock themselves. Thus, the surviving entity in any such transaction could have a dual-class capital structure like ours and could, upon consummation of the merger or consolidation, give full voting shares to the holders of Class B common stock and one-twentieth (1/20) voting shares to the holders of Class A common stock.

Class A Special Rights. Our Charter contains a two-pronged “Class A special rights” provision which is intended to protect holders of Class A common stock in the event that a person attempts to gain control of us.

First, the Class A special rights seek to prevent a person who has crossed a certain ownership threshold from gaining control of us by acquiring Class B common stock without buying Class A common stock. If any person acquires more than 15% of the outstanding Class B common stock after August 5, 1995, referred to herein as the Threshold Date, and does not acquire after the Threshold Date a percentage of the Class A common stock outstanding at least equal to the percentage of Class B common stock that the person acquired in excess of the 15% threshold, such person will not be allowed to vote shares of Class B common stock acquired in excess of the 15% threshold. For example, if a person acquires 20% of the outstanding Class B common stock after the Threshold Date but acquires no Class A common stock, that person would be unable to vote the 5% of the Class B common stock acquired in excess of the 15% threshold. With respect to persons who owned our common stock on or prior to the Threshold Date, only shares of Class B common stock acquired after the Threshold Date will be counted in determining whether that shareholder has exceeded the 15% threshold for acquisitions of Class B common stock and only acquisitions of Class A common stock after the Threshold Date will be counted in determining whether that shareholder’s Class A common stock acquisitions have been at least equal to the acquisition of Class B common stock in excess of the 15% threshold. The inability of the person to vote the excess Class B common stock will continue until such time as a sufficient number of shares of Class A common stock have been acquired by the person to satisfy the requirements of the Class A special rights.

The second prong of the Class A special rights is an “equitable price” requirement. It is intended to prevent a person seeking to acquire control of us from paying a discounted price for the Class A common stock required to be purchased by the acquiring person under the first prong of the Class A special rights. These provisions provide that an equitable price has been paid for shares of Class A common stock only when they have been acquired at a price at least equal to the greater of (i) the highest per share price paid by the acquiring person, in cash or in non-cash consideration, for any Class B common stock acquired within the 60 day periods preceding and following the acquisition of the Class A common stock or (ii) the highest closing market sale price of Class B common stock during the 30 day periods preceding and following the acquisition of the Class A common stock. The value of any non-cash consideration will be determined by our Board of Directors acting in good faith.

The highest closing market sale price of a share of Class B common stock will be the highest closing sale price reported by NASDAQ Global Market or on any such other securities exchange then constituting the principal trading market for either class of the common stock. In the event that no quotations are available, the highest closing market sale price will be the fair market value during the 30 day periods preceding and following the acquisition of a share of Class B common stock as determined by our Board of Directors acting in good faith. The equitable price provision is intended to require a person seeking to acquire control of us to buy the Class B common stock and the Class A common stock at virtually the same time and the same price, as might occur in a tender offer, to ensure that the acquiring person would be able to vote the Class B common stock acquired in excess of the 15% threshold.

Under the Class A special rights, an acquisition of Class B common stock is deemed to include any shares that an acquiring person acquires directly or indirectly, in one transaction or a series of transactions, or with respect to which that person acts or agrees to act in concert with any other person. As used in the preceding sentence, “person” includes one or more persons and entities who act or agree to act in concert with respect to the acquisition or disposition of Class B common stock or with respect to proposing or effecting a plan or proposal to (a) a merger, reorganization or liquidation of us or a sale of a material amount of our assets, (b) a change in our Board of Directors or management, including any plan or proposal to fill vacancies on the Board of Directors or change the number or term of Directors, (c) a material change in our business or corporate structure, or (d) any material change in our capitalization or dividend policy. Unless there are affirmative attributes of concerted action, however, “acting or agreeing to act in concert with any other person” does not include acts or agreements to act by persons pursuant to their official capacities as directors or officers of us or because they are related by blood or marriage.

For purposes of calculating the 15% threshold, the following acquisitions and increases are excluded: (i) shares of Class B common stock held by any person on the Threshold Date, (ii) an increase in a holder’s percentage ownership of Class B common stock resulting solely from a change in the total number of shares of Class B common stock outstanding as a result of our repurchase of Class B common stock since the last date on which that holder acquired Class B common stock, (iii) acquisitions of Class B common stock (a) made pursuant to contracts existing prior to the Threshold Date, including the acquisition of Class B common stock pursuant to the conversion provisions of Series A preferred stock outstanding prior to the Threshold Date, (b) by bequest or inheritance or by operation of law upon the death or incompetency of any individual, and (c) by any other transfer made without valuable consideration, in good faith and not for the purpose of circumventing the Class A special rights. A gift made to any person who is related to the donor by blood or marriage, a gift made to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a successor provision and a gift to a person who is a fiduciary solely for the benefit of, or which is owned entirely by, one or more persons or entities (a) who are related to the donor by blood or marriage or (b) which is a tax-qualified charitable organization or (c) both will be presumed to be made in good faith and not for purposes of circumventing the restrictions imposed by the Class A special rights.

The Class A special rights also provide that, to the extent that the voting power of any share of Class B common stock cannot be exercised pursuant to the provision, that share will be excluded from the determination of the total shares eligible to vote for any purpose for which a vote of shareholders is taken.

Convertibility. The Class B common stock is convertible into Class A common stock at any time on a share-for-share basis. The Class A common stock is not convertible into shares of Class B common stock unless the number of outstanding shares of Class B common stock falls below 5% of the aggregate number of outstanding shares of Class B common stock and Class A common stock. In that event, immediately upon the occurrence thereof, all of the outstanding Class A common stock is converted automatically into Class B common stock on a share-for-share basis and Class B common stock will no longer be convertible into Class A common stock. For this purpose, Class B common stock or Class A common stock repurchased by us and not reissued is not considered to be “outstanding” from and after the date of repurchase.

In the event of any such conversion of the Class A common stock, certificates which formerly represented outstanding shares of Class A common stock thereafter will be deemed to represent a like number of shares of Class B common stock, and all common stock then authorized will be deemed to be Class B common stock.

Preemptive Rights. Neither the Class A common stock nor the Class B common stock carry any preemptive rights enabling a holder to subscribe for or receive shares of the Company of any class or any other securities convertible into any class of our shares.

Trading Market. The Class A common stock and the Class B common stock are listed on the NASDAQ Global Market.

Description of Preferred Stocks

No dividends or other distributions are payable on our common stock unless dividends or distributions are first paid on the preferred stock. In the event of our liquidation or dissolution, the outstanding shares of preferred stock and convertible participating preferred stock would have priority over the common stock in the distribution of our remaining assets. The 10% Series A preferred stock is convertible into shares of common stock on the basis of one share of Class A common stock and one share of Class B common stock for every 20 shares of 10% Series A preferred stock.

The 10% Series B preferred stock is convertible into common stock on the basis of one share of Class A common stock and one share of Class B common stock for every 30 shares of 10% Series B preferred stock. The Convertible Participating Preferred Stock, Convertible Preferred Stock Series 2003 and Convertible Participating Preferred Stock, Series 2006 is convertible on a share-for-share basis into shares of Class A common stock.

Restrictions on Hostile Acquisitions of Our Company—Certain Provisions of Our Charter and Bylaws

In addition to the restrictions imposed by the “Class A special rights” provisions, the Charter contains two super-majority voting provisions. Paragraph 5 of the Charter provides that the affirmative vote of two-thirds of the shares present and entitled to vote at the meeting is necessary to amend our bylaws. Paragraph 6 provides that a director may be removed regardless of cause only upon the affirmative vote of two-thirds of the shares entitled to vote for the election of that director. Both of these provisions reduce the possibility of the shareholders receiving and accepting hostile takeover bids, mergers, proxy contests, removal of current management, removal of directors or other changes in control.

Our bylaws require the affirmative vote of two-thirds of the shares present and entitled to vote to (i) effectuate an amendment to the bylaws and (ii) remove a director.

Our bylaws provide for the staggered voting of directors for three-year terms so that shareholders desiring to replace the incumbent directors and gain control of the Board would be required to win at least two successive annual contests before their nominees constituted a majority of directors.

Shareholders Agreement

In connection with the 1998 issuance of the convertible participating preferred stock, we and certain of our substantial shareholders agreed that they would facilitate the election of two nominees of certain affiliates of Carl Marks Management Company, L.P., or CMMC, to our Board of Directors, that certain affiliates of CMMC would have at least 22% representation on committees of the Board and that certain major corporate actions would require unanimous approval of the Board of Directors. Messrs. Andrew M. Boas and James F. Wilson are the two CMMC director designees.

Agreements Restricting Change in Control

The Alliance Agreement and certain significant agreements between us and our lenders provide for penalties in the event of our change of control as defined in the respective agreements.

PLAN OF DISTRIBUTION

The Class A common stock being offered by this prospectus may be sold from time to time by a selling shareholder to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any Class A common stock to be offered hereby in supplements to this prospectus.

SELLING SHAREHOLDERS

The following table shows information about the beneficial ownership of Class A common stock of the selling shareholders before and after the sale of all of the Class A common stock pursuant to this prospectus. The following table reflects all of the issued and outstanding shares of Class A common stock beneficially owned by the selling shareholders and the conversion of all convertible participating preferred stock and Class B common stock held by the selling shareholders into the shares of Class A common stock. Beneficial ownership percentages are calculated based on Rule 13d-3 of the Exchange Act using 4,820,080 shares of Class A common stock outstanding as of May 31, 2009. In calculating the percentage of common stock outstanding for each selling shareholder, we treated as outstanding the number of shares of Class A common stock issuable upon conversion of all of the selling shareholders’ convertible participating preferred stock and/or Class B common stock, as applicable.

Name	Shares Beneficially Owned			Number of Shares to be Sold Pursuant to this Prospectus	Shares Beneficially Owned (Assuming the Sale of all Shares pursuant to this Prospectus)
	Number		Percent		Number	Percent
Entities affiliated with Carl Marks Management Company, LLC[1,2]	2,355,736		32.83%	2,355,736	—	—
Andrew M. Boas[1]	2,463,686	[3]	33.82%	2,463,686	—	—
James Miller[1]	1,000		*	1,000	—	—
Nancy Marks[1,4]	1,030,128		17.61%	1,030,128	—	—
Carolyn Marks[1]	27,900		*	27,900	—	—
Mark and Susan Claster[1,5]	107,950		2.19%	107,950	—	—
Marjorie Boas[1,6]	50,000		1.03%	50,000	–	–
Linda Katz[1]	28,000		*	28,000	–	–
Constance Marks[1]	29,000		*	29,000	–	–
Laura Katz[1]	2,000		*	2,000	–	–
Richard Boas[1,7]	16,668		*	16,668	–	–
Manulife Financial Corporation[8]	1,025,220		17.54%	500,000	525,220	5.47%

*Represents	less than 1%.
(1)	The business address for these selling shareholders is c/o Carl Marks Management Company LLC, 900 Third Avenue, New York, NY 10022.
(2)	Represents the combined ownership of Carl Marks Strategic Investments, LP and Carl Marks Strategic Investments III, LP (the “Carl Marks Shares”). All of the Carl Marks Shares are issuable upon conversion of convertible participating preferred stock. CMSI GP, LLC is the general partner of Carl Marks Strategic Investments, LP. CMSI III, GP, LLC is the general partner of Carl Marks Strategic Investments III, LP. Carl Marks Management Company, LLC is the investment manager of both CMSI III, GP, LLC and CMSI GP, LLC. Andrew Boas, Robert Ruocco and James Wilson are managing members of CMSI GP, LLC, CMSI III, GP, LLC and Carl Marks Management Company, LLC and jointly exercise voting and dispositive powers with respect to the Carl Marks Shares. Andrew Boas and James Wilson are members of our board of directors. An affiliate of Carl Marks Management Company, LLC is a registered broker-dealer. Carl Marks Strategic Investments, LP and Carl Marks Strategic Investments III, LP acquired the Carl Marks Shares in the ordinary course of business in 1998 and at the time of acquisition did not have any arrangements or understandings with any person to distribute the Carl Marks Shares.

(3)	Includes the Carl Marks Shares and 107,950 shares jointly owned by Andrew and Carol Boas who share voting and dispositive control with respect to such shares. In addition, Andrew Boas is on the Board of Directors of Carl Marks & Co. LLC, or CMCLLC, which is an affiliate of a broker-dealer. Andrew and Carol Boas acquired their shares in various transactions occurring from 1999 through 2004. Such shares were acquired for investment purposes and, at the time of acquisition, there were no arrangements or understandings with any person to distribute such shares.
(4)	Includes (i) 495,824 of shares owned directly by Nancy Marks (ii) 260,000 of shares held by the Nancy Marks 2003 GRAT trust, a trust dated September 23, 2003, of which Nancy Marks is the trustee and (iii) 274,304 of shares held in the Nancy Marks 2009 CMS-GRAT trust, a trust dated April 15, 2009, of which Nancy Marks is trustee. Nancy Marks exercises voting and dispositive powers with respect to the shares held in the Nancy Marks 2003 GRAT trust and the Nancy Marks 2009 CMS-GRAT trust. In addition, Nancy Marks is on the Board of Directors of CMCLLC, which is an affiliate of a broker-dealer. Nancy Marks acquired her shares in various transactions the most recent of which occurred in 2003. Such shares were acquired for investment purposes and, at the time of acquisition, there were no arrangements or understandings with any person to distribute such shares.
(5)	Mark and Susan Claster jointly own these shares and share voting and dispositive control. In addition, Mark Claster is on the Board of Directors of CMCLLC and is a managing member of Carl Marks Advisory Group LLC, or CMAG. CMCLLC and CMAG are affiliates of a broker-dealer. Mark and Susan Claster acquired such shares in various transactions occurring from 1999 through 2004. Such shares were acquired for investment purposes and, at the time of acquisition, there were no arrangements or understandings with any person to distribute such shares. Susan Claster is the sister of Andrew Boas.
(6)	Marjorie Boas is the mother of Andrew Boas.
(7)	Richard Boas is the brother of Andrew Boas.
(8)	The business address for Manulife Financial Corporation (Manulife) is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5. The shares include 1,005,874 shares owned directly by John Hancock Life Insurance Company (JHLICO), an indirect, wholly-owned subsidiary of Manulife, and 19,346 shares owned directly by John Hancock Variable Life Insurance Company (JHVLICO), a direct, wholly-owned subsidiary of JHLICO. All of these shares are issuable upon conversion of the convertible participating preferred stock, Series 2006, currently held by JHLICO and JHVLICO. Scott Hartz, the Executive Vice President - General Account Investments of JHLICO, holds voting and dispositive power for these shares. Mr. Hartz disclaims beneficial ownership of these shares. Entities affiliated with JHLICO and JHVLICO are broker-dealers, and each of JHLICO and JHVLICO acquired these shares for investment purposes and at the time of their acquisition of such shares, did not have any agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of the shares being offered for each of their accounts. Each of JHLICO and JHVLICO acquired these shares from Seneca Foods in August 2006 in connection with the sale by JHLICO and JHVLICO of all of the membership interests in Signature Fruit Company, LLC to Seneca Foods.

LEGAL MATTERS

The validity of the Class A common stock and certain other legal matters have been passed upon for us by Jaeckle Fleischmann & Mugel, LLP, Buffalo, New York.

EXPERTS

The consolidated financial statements and schedule of Seneca Foods Corporation, as of March 31, 2009 and 2008, and for each of the three years in the period ended March 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2009 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereunder. As permitted by the SEC’s rules and regulations, this prospectus does not contain all the information set forth in the registration statement. For further information, please refer to the registration statement and the contracts, agreements and other documents filed as exhibits to the registration statement. Additionally, we file annual, quarterly and special reports, proxy statements and other information with the SEC.

You may read and copy all or any portion of the registration statement or any other materials that we file with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings, including the registration statement and the documents incorporated by reference therein, are also available to you on the SEC’s web site (www.sec.gov). We also have a web site (www.senecafoods.com) through which you may access our SEC filings. The information found on, or otherwise accessible through, our web site is not incorporated into, and does not form a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information contained in documents that we file with them. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any information furnished under Items 2.02 or 7.01 in any current report on Form 8-K) prior to the completion of the offering of Class A common stock pursuant to this prospectus:

•	our annual report on Form 10-K for the year ended March 31, 2009.

Any statement contained in any document incorporated by reference herein or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address and telephone number:

Seneca Foods Corporation

Attention: Chief Financial Officer

3736 South Main Street,

Marion, New York 14505

(315) 926-8100

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the issuance and distribution of the securities. If the selling shareholders consummate the sale of any Class A common stock pursuant to this registration statement, the selling shareholders will be responsible for the payment of these expenses (other than miscellaneous expenses). All amounts shown are estimated except the Securities and Exchange Commission registration fee.

SEC Filing Fees	$6,994
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	50,000
Printing	10,000
Miscellaneous Expenses	65,006

Total	$332,000

Item 15. Indemnification of Directors and Officers.

Our Charter provides that we are required to indemnify each and every officer or director of the Company, even those whose term has expired, for any and all expenses actually and necessarily incurred by such director or officer in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been a director or officer of the Company. We are not required to indemnify a director or officer for matters as to which such officer or director is adjudged to be liable for neglect or misconduct in the performance of his duties as director or officer. Further, the rights of the officers or directors to indemnification are not exclusive of any other rights to which an officer or director of the Company is entitled.

Under our Bylaws, as amended (the “Bylaws”), the Company has the authority to indemnify its directors and officers to the fullest extent permitted by the New York Business Corporation Law (Sections 721-726) (the “BCL”). The Bylaws, reflecting New York law, extend such protection to any person made or threatened to be made a party to any action or proceeding, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee of the Company served in any capacity at the request of the Company, by reason of the fact that such director or officer, his testator or intestate, is or was a director or officer of the Company or is or was serving such enterprise at the request of the Company. The Bylaws provide that such indemnification may be authorized pursuant to the terms and conditions of (i) a resolution of shareholders; (ii) a resolution of the Board of Directors; (iii) an agreement providing for such indemnification; or (iv) any judicial or other legal authority which entitles the director, officer or employee to such indemnification.

The BCL provides that, if successful on the merits or otherwise, an officer or director is entitled to indemnification by the Company against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or at least not opposed to, the best interests of the Company. The termination of any action or proceeding by judgment, settlement, conviction or plea of nolo contendere, or its equivalent, does not itself create the presumption that such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the Company or that he had reasonable cause to believe that his conduct was unlawful.

If a corporation fails to provide indemnification to its directors or officers, the BCL provides that despite any contrary resolution of the board of directors or shareholders, indemnification may be awarded by application to the appropriate judicial authority. Application for such court-ordered indemnification may be made either in the civil action or proceeding in which the expenses were incurred or other amounts were paid or to the supreme court in a separate proceeding.

Item 16. Exhibits.

Exhibit Number		Description
1.1	*	Form of underwriting agreement.

3.1		The Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q/A filed August 1995 for the quarter ended July 1, 1995)

3.2

Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q/A filed August 1995 for the quarter ended July 1, 1995)

3.3		Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Form 10-K for the fiscal year ended March 31, 1996)

3.3

Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K dated September 17, 1998)

3.4		Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated June 10, 2003)

3.5		Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated June 18, 2004)

3.6		Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated August 23, 2006)

3.7		The Company’s Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q/A filed August 18, 1995)

3.8		Amendment to the Company’s Bylaws (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated November 6, 2007)

5

Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality of the Class A Common Stock (incorporated by reference to Exhibit 5 to the Company’s Registration Statement on Form S-3 (File No. 333-160358) filed on June 30, 2009)

23.1		Consent of BDO Seidman, LLP

23.2		Consent of Jaeckle Fleischmann & Mugel, LLP (included in Exhibit 5 above)

24		Powers of Attorney (incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-3 (File No. 333-160358) filed on June 30, 2009)

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the Registration Statement or incorporated by reference to a Current Report on Form 8-K filed with the SEC in connection with the offering of Class A common stock.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Marion, state of New York, on July 8, 2009.

SENECA FOODS CORPORATION

By:	/S/ KRAIG H. KAYSER
Kraig H. Kayser
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by Kraig H. Kayser on July 8, 2009, individually and as attorney-in-fact for the following persons.

Signature	Title

* Arthur S. Wolcott	Chairman and Director

* Kraig H. Kayser	President, Chief Executive Officer and Director

* Roland E. Breunig	Chief Financial Officer and Treasurer

* Jeffrey L. Van Riper	Vice President, Controller and Secretary (Principal Accounting Officer)

* Arthur H. Baer	Director

* Andrew M. Boas	Director

* Robert T. Brady	Director

* Susan A. Henry	Director

* G. Brymer Humphreys	Director

* Thomas Paulson	Director

* Susan W. Stuart	Director

* James F. Wilson	Director

*	/s/ Kraig H. Kayser Individually and as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of underwriting agreement.

3.1		The Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q/A filed August 1995 for the quarter ended July 1, 1995)

3.2

Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q/A filed August 1995 for the quarter ended July 1, 1995)

3.3		Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Form 10-K for the fiscal year ended March 31, 1996)

3.3

Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K dated September 17, 1998)

3.4		Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated June 10, 2003)

3.5		Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated June 18, 2004)

3.6		Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated August 23, 2006)

3.7		The Company’s Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q/A filed August 18, 1995)

3.8		Amendment to the Company’s Bylaws (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated November 6, 2007)

5

Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality of the Class A Common Stock (incorporated by reference to Exhibit 5 to the Company’s Registration Statement on Form S-3 (File No. 333-160358) filed on June 30, 2009)

23.1		Consent of BDO Seidman, LLP

23.2		Consent of Jaeckle Fleischmann & Mugel, LLP (included in Exhibit 5 above)

24		Powers of Attorney (incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-3 (File No. 333-160358) filed on June 30, 2009)

*	To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to the Registration Statement or incorporated by reference to a Current Report on Form 8-K filed with the SEC in connection with the offering of Class A common stock.